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                                                                    Exhibit 10.9





March 12, 2001


Mr. Edward L. Baumgardner
President & Chief Executive Officer
Potters Financial Corp.
519 Broadway
East Liverpool, OH    43920

Dear Mr. Baumgardner:

This letter sets forth the terms of the engagement (the "Engagement") by Potters Financial Corp. ("Client") and Keefe, Bruyette & Woods, Inc. ("KBW") to provide advice and assistance to the Client with respect to strategic alternatives to enhance shareholder value, including a possible strategic alliance (the "Advisory Services"). As stated specifically below, the scope of the engagement includes review and assistance in pursuing a possible strategic alliance involving one or more of the operations of the Client and another entity.

The program which is described below is designed to maximize shareholder value and for the Board to maintain control over the process and the strategic direction of the business. Control over the process and the business focus is essential for the maximizing of value.

In connection with its services hereunder KBW, as financial advisor and investment banker, will undertake the following activities:

- Familiarize itself to the extent it deems appropriate with the business, operations, properties, financial condition and prospects of the Client, it being understood that KBW shall, in the course of its familiarization, rely entirely upon publicly available information and such other information as may be supplied by the Client without independent investigation.

- Meet with the Board of Directors of Client with respect to one or more strategic alliances involving the Client and any entity, whether structured as a sale, merger, reverse merger, stock transfer or otherwise (collectively a "Strategic Alliance" or "Transaction").

General Advisory Services In Connection With A Strategic Alliance
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KBW would expect to work with the Client, the Client's counsel, accountants and other advisors to assess the Client's strategic alternatives and to evaluate any specific proposals that are received. We anticipate that our activities would include, as appropriate, the following:

     1. advising and assisting the Client in its determination of appropriate and desirable values to be realized in a Strategic Alliance;



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     2.   preparing a summary of recent merger and acquisition trends in the financial services industry, including tactics employed by others and typical terms and values applied;

     3. advising the Client as to the structure and form of a proposed Strategic Alliance;

     4. advising and assisting in making presentations to the Client's Board of Directors about a Strategic Alliance;

     5. assisting the Client in any proceedings relating to regulatory approvals required for a Strategic Alliance; and,

     6. if requested by the Client, rendering one or more opinions and updates as described below (collectively, "the Opinion") as to whether or not the consideration to be paid in a proposed Strategic Alliance is fair to the shareholders of the Client.

Specific Advisory Services In Connection With the Identification and Negotiation
--------------------------------------------------------------------------------
With Potential Partners
-----------------------

KBW will assist in identifying prospective strategic alliance partners and performing related services as follows:

     1.   act as the exclusive agent for the Client in a Strategic Alliance;

     2. develop with the Client a marketing plan, including a list of prospective partners and/or targets;

     3. identify in writing third parties ("Buyers") that might be potential partners and develop and implement tactics to solicit interest and contact only those potential parties authorized by Client;

     4. perform financial analyses of the Client and prospective partners in the context of a possible Strategic Alliance;

     5. solicit interest from prospective partners including prices to be paid, the form of consideration and treatment of various social issues;

     6. if KBW and the Client deem it advisable, assist the Client in preparing a brochure to be utilized in discussions with other entities which will describe the Client in such detail as may be appropriate under the circumstances, and distributing the brochure only to those entities designated by the Client and only after receipt of a signed Confidentiality Agreement in a form acceptable to the Client;

     7. counsel the Client as to strategy and tactics for initiating discussions and negotiations with prospective partners and participate in such discussions and negotiations;



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     8.   coordinate and participate in (i) discussions between the Client and prospective partners and (ii) "due diligence" investigations of Client and prospective partners;

     9. assuming an agreement in principle is reached for a Strategic Alliance, assist in negotiating a definitive agreement;

     10. prepare a fairness opinion to Client's Board of Directors and/or shareholders at the time of execution of an agreement with a Buyer, provide an update of such opinion as of the date of mailing the proxy statement, and if requested by Client provide an update of such opinion at time of closing; and

     11. render such other financial advisory and investment banking services as are customary in such engagements and as may be agreed upon by Client and KBW.


         2. Additionally, if so requested by the Client, KBW will render an Opinion as to the fairness from a financial point of view to the stockholders of the Client of the consideration offered in the Transaction. The Opinion may be in such form as KBW shall determine and KBW may qualify the Opinion in such manner as KBW believes reasonably appropriate, including by stating therein that KBW has relied upon the information furnished to it by the Client, has assumed the accuracy and completeness of such information and has not attempted independently to verify any of such information.

         3. The Client agrees to furnish (and will use its best efforts to cause the Client to furnish) KBW with such information as KBW believes appropriate to its assignment (all such information so furnished being the "Information"). The Client recognizes and confirms that KBW (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter agreement without having independently verified the same and (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information.

         4. KBW acknowledges that a portion of the Information may contain confidential and proprietary business information concerning the Client and Buyer. KBW agrees to maintain the confidentiality of such Information; provided, that such Information may be disclosed to KBW's employees, agents and representatives who need to know such Information for the purpose of assisting KBW in rendering the services contemplated hereunder (it being understood that such persons shall be informed of the confidential nature of the Information and shall be directed to treat such Information confidentially). The confidentiality agreement hereunder shall not apply to Information which: (i) becomes generally available to the public other than as a result of a disclosure by KBW or its representatives; (ii) was available on a nonconfidential basis prior to its disclosure to KBW; or (iii) becomes available to KBW on a nonconfidential basis from a source other than the Client or its representatives provided that such source is not bound by a confidentiality agreement with the Client or its representatives.

         5. The Client acknowledges that all opinions and advice (written or oral) given by KBW to the Client in connection with KBW's engagement are intended solely for the benefit and use of the senior management and directors of the Client for the purposes of their evaluation of the


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proposed Transaction. Unless otherwise expressly stated in an opinion letter issued by KBW or otherwise expressly agreed, no one other than such persons is authorized to rely upon this engagement of KBW or any statements or conduct by KBW. The Client agrees that no such opinion or advice shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to KBW be made by the Client or any of its representatives without the prior written consent of KBW; provided, however, that the Opinion referred to above may be reproduced in a proxy statement relating to the proposed Transaction that the Client files under the Securities Exchange Act of 1934, as amended, and distributes to its stockholders in connection therewith, provided that such reproduction is accompanied by disclosure acceptable to KBW.

         6. The Client acknowledges and agrees that KBW has been retained to act solely as financial advisor to the Client. In such capacity, KBW shall act as an independent contractor, and any duties arising out of its engagement shall be owed solely to the Client.

         7. KBW will be compensated by Client for the performance of the Advisory Services as follows:

     a) A fee of $15,000 payable upon the execution of this engagement letter, which shall be deemed earned upon payment regardless of whether a Strategic Alliance is eventually consummated, provided however that the fee payable pursuant to this Paragraph 7(a) shall be deducted from the Success Fee paid pursuant to Paragraph 7(b) below.

     b) A success fee equal to 1.0% of the total fair market value of any securities issued and any non-cash and cash consideration received as of the closing of the Strategic Alliance, including any amounts paid by a partner or the Client to any stock benefit plans maintained by the Client or an affiliate or paid to any holders of any options or stock appreciation rights granted by the Client, whether or not vested, provided that for purposes of determining the amounts paid with respect to such options or appreciation rights as the case may be, which remain unexercised immediately prior to the closing of the subject Transaction, the amount paid with respect to such stock options or appreciation rights, shall be deemed to equal the difference between the aggregate purchase price for the common stock underlying such options and rights and the aggregate exercise price of such options and rights. Upon signing of the Definitive Merger Agreement, $50,000 shall be due and payable; the remainder of the Success Fee shall be due and payable at closing of such transaction.

     c) For delivery of the Opinion pursuant to a Strategic Alliance, KBW shall receive a fee of $25,000. Such fairness Opinion fee shall be due and payable upon signing of the definitive agreement and shall be deemed earned at that time whether or not a Strategic Alliance is eventually consummated. Such Opinion fee shall be deducted from the Success Fee paid pursuant to Paragraph 7(b) above.

     d) Client shall reimburse KBW for its out of pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers. Such expenses shall not exceed $2,500 without Client's prior consent. In addition, Client will reimburse KBW for expenses KBW incurs on behalf of Client (e.g. filing fees).



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     e)   For purposes of Paragraph 7(b) above, "total fair market value" of securities and non-cash consideration shall have the following meaning: (i) in the case of an exchange of common stock in a transaction in which the number of shares of the acquirer to be received by the shareholders of Client will vary (x) without the imposition of a cap, collar or other limitation or (y) because the per share value of the acquirer's stock comes within an agreed upon cap, collar or other limitation, in each case which results in a value for Client's shares which is fixed, the "total fair market value" shall mean the number of shares of Client to be exchanged in such transaction, multiplied by the value per share specified in the agreement between Client and the acquirer; (ii) in the case of an exchange of common stock in a transaction in which the number of shares of the acquirer to be received in exchange for each share of Client is fixed and the value of such shares may vary, the "total fair market value" shall mean (A) for securities traded on a national securities exchange, the average of the closing prices, as reported on such national securities exchange, for the 20 trading days ending on the fifth trading day prior to the closing of the transaction, multiplied by the number of shares of common stock of the acquirer issuable upon conversion of Client's common stock (and any securities convertible into common stock) in the transaction, and (B) for securities quoted on a national quotation service, the average of the closing bid and ask prices of the securities for a period of 20 trading days ending on the fifth trading day prior to the closing of the transaction, multiplied by the number of shares of common stock of the acquirer issuable upon conversion of Client's common stock (and any securities convertible into common stock) in the transaction; and
          (iii) for any securities not traded on a national securities exchange or quoted by a national quotation service, the "total fair market value" shall mean the fair market value as determined by mutual agreement of Client and KBW, provided that if such securities are promissory notes, the securities shall be valued at face value.

         8. Fees described in Paragraph 7 shall be due and payable to KBW upon presentation of KBW's invoice.

         9. In connection with KBW's Engagement (which Engagement may have commenced prior to the date hereof) to advise and assist the Client with the Transaction, the Client agrees to indemnify and hold harmless KBW and its affiliates, the respective directors, officers, agents and employees of KBW and its affiliates and each other person, if any, controlling KBW or any of its affiliates and each of their respective successors and assigns, to the fullest extent permitted by law, from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or KBW's role in connection therewith, and will reimburse KBW and any other party entitled to be indemnified hereunder for all expenses (including counsel fees) as they are incurred by KBW or any such other indemnified party in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which KBW is a party. The Client will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from KBW's bad faith, willful misconduct or negligence.

         If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in





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lieu of indemnifying such person hereunder, the Client and KBW shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Client, on the one hand, and KBW, on the other hand, of the Engagement provided for in this Agreement or
(ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Client and KBW, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, in no event shall KBW's aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by KBW under this Agreement. For the purposes of this Agreement, the relative benefits to the Client and to KBW of the Engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Client or the Client's stockholders, as the case may be, in the Transaction or Transactions that are the subject of the Engagement hereunder, whether or not any such Transaction is consummated, bears to (b) the fees paid or to be paid to KBW under this Agreement.

         The Client also agrees that neither KBW, nor any of its affiliates nor any officer, directors, employee or agent of KBW or any of its affiliates, nor any person controlling KBW or any of its affiliates, shall have any liability to the Client for or in connection with such Engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Client which are finally judicially determined to have resulted primarily from KBW's bad faith, willful misconduct or gross negligence. The foregoing agreement shall be in addition to any rights that KBW, the Client or any indemnified party may have at common law or otherwise, including, but not limited to, any right to contribution. For the sole purpose of enforcing and otherwise giving effect to the provisions of this agreement, the Client hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against KBW or any other indemnified party.

         The Client agrees that it will not, without the prior written consent of KBW, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (only if KBW is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of KBW from all liability arising out of such claim, action, suit or proceeding.

         10. It is understood that KBW's Engagement referred to above may be embodied in one or more separate written agreements and that, in connection with such Engagement, KBW may also be requested to provide additional services or to act for the Client in one or more additional capacities. The indemnification provided hereunder shall apply to said engagement, any such additional services or activities and any modification, and shall remain in full force and effect following the completion or termination of KBW's Engagement.

         11. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio applicable to contracts executed in and to be performed in that state, without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or action arising out of this agreement or conduct in connection with the engagement is hereby waived by the parties hereto.




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         12. KBW's Engagement hereunder may be terminated by either the Client or KBW at any time after December 31, 2001 with or without cause, upon written advice to that effect to the other party; provided, however, that KBW will be entitled to its full fee as stated above in the event that at any time prior to the expiration of twelve months after the termination of KBW's Engagement a Transaction is consummated between the Client and (i) any party identified in writing by KBW, or as to which KBW advised the Client in writing during the term of KBW's Engagement hereunder or (ii) any party that has proposed, or with whom the Client had held discussions regarding, a Transaction during the term of KBW's engagement hereunder; and provided further, that the expenses and indemnity and contribution provisions hereof shall survive such termination.

         Please confirm that the foregoing is in accordance with your understanding and agreement with KBW by signing and returning to KBW the duplicate of this letter enclosed herewith along with the initial retainer amount set forth in Paragraph 7(a).

                                                Sincerely,


                                                Keefe, Bruyette & Woods, Inc.


                                                By:____________________________

         The undersigned hereby agrees to the above terms as of this __ day of ________ 2001.

POTTERS FINANCIAL CORP.


By:      _____________________
Name:    _____________________
Title:   _____________________




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